                                                                     EXHIBIT 4.1


                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 29th day of September, 1998, among CARMIKE CINEMAS, INC., a Delaware corporation (the "Borrower"), WACHOVIA BANK, N.A. as Agent (the "Agent") under the Credit Agreement (as herein defined) and the BANKS named in the Credit Agreement.

                                   Background:

         The Borrower, the Agent and the Banks have entered into a certain Credit Agreement dated as of October 17, 1997 (the "Credit Agreement").

         The Borrower, the Agent and the Banks wish to amend the Credit Agreement in certain respects, as hereinafter provided.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

         SECTION 2. Amendments. The Credit Agreement is hereby amended as follows:

         SECTION 2.1. Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by amending and restating in their entirety the definitions of the terms "Bridge Loan Agreement" and "Lease" to read as follows:

                  "Bridge Loan Agreement" means the Loan Agreement dated as of August 3, 1998 between the Borrower and Wachovia, providing for loans by Wachovia to the Borrower from time to time in an aggregate principal amount not exceeding $50,000,000, as amended, supplemented or otherwise modified from time to time.

                  "Lease" means the Master Lease dated as of November 20, 1997 between Movieplex Realty Leasing, L.L.C., as Landlord, and the Borrower, as Tenant, as amended pursuant to a First Amendment to Master Lease dated as of September 29, 1998 between Movieplex Realty Leasing, L.L.C. and the Borrower.

         SECTION 2.2. Amendment to Section 5.04. Section 5.04 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  SECTION 5.04. Ratio of Consolidated Funded Debt to Consolidated Cash Flow. At the end of each Fiscal Quarter ending as provided in the following table, the ratio of Consolidated Funded Debt at the end of such Fiscal Quarter to Consolidated Cash Flow for the period of 4 consecutive Fiscal Quarters ending on such date will not be greater than the applicable ratio provided in the following table:

                  Fiscal Quarter Ending                       Applicable Ratio
                  ---------------------                       ----------------
                    September 30, 1997                           4.5 to 1.00
                    December 31, 1997                            4.5 to 1.00
                      March 31, 1998                             4.5 to 1.00
                      June 30, 1998                              4.5 to 1.00
                    September 30, 1998                           5.0 to 1.00
            December 31, 1998 and thereafter                     4.5 to 1.00

         SECTION 2.3 Addition of Section 5.22. A new Section 5.22 is hereby added to the Credit Agreement to read in its entirety as follows:

                  SECTION 5.22. Limitation on Consolidated Funded Debt. Neither the Borrower nor any Restricted Subsidiary will incur, create, assume or suffer to exist any Consolidated Funded Debt, other than (i) loans made under the Bridge Loan Agreement so long as the final maturity date of any of such loans is no later than January 31, 1999, (ii) Loans under this Agreement, (iii) Consolidated Funded Debt outstanding from time to time under the Lease, (iv) Consolidated Funded Debt (other than loans or Consolidated Funded Debt described in clause (i), clause (ii) or clause (iii) of this Section) set forth or reflected on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries for the Fiscal Quarter ending September 30, 1998 delivered to the Banks pursuant to Section 5.01(b), and (v) any extension, renewal or refinancing of Consolidated Funded Debt described in clause
         (iv) of this Section made on terms no less favorable to the Borrower or such Restricted Subsidiary than the terms of the Consolidated Funded Debt being so extended, renewed or refinanced immediately prior to such extension, renewal or refinancing.

         SECTION 3. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the "Agreement" or any other defined term for the Credit Agreement in the Credit Agreement, the Notes or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter.

         SECTION 4. Representations and Warranties. The Borrower hereby represents and warrants in favor of the Agent and the Banks as follows:

         (a) No Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

         (b) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

         (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and each of this Amendment and the Credit Agreement, as amended hereby constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; provided, that the enforceability of each of this Amendment and the Credit Agreement as amended hereby is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally; and

         (d) The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which its assets or properties are or may become bound.

         SECTION 5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

         SECTION 6. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia and shall be construed, interpreted, performed and enforced in accordance therewith.

         SECTION 7. Effective Date. This Amendment shall become effective as of September 29, 1998, but only upon satisfaction of the following conditions precedent:

         (a) receipt by the Agent from the Borrower, the Guarantors and at least those Banks together constituting the Required Banks of either a duly executed signature page from a counterpart of this Amendment or a facsimile transmission of a duly executed signature page from a counterpart of this Amendment, signed by such party;

         (b) receipt by the Agent for the ratable account of each Bank of the fee provided for in Section 8 of this Amendment;

         (c) receipt by the Agent of fully executed counterparts of amendments to the agreements pursuant to which the Senior Notes more particularly identified on Schedule A hereto were issued by the Borrower, such amendments to be in form and substance satisfactory to the Agent and the Required Banks;

         (d) receipt by the Agent of a fully executed counterpart of an amendment to the Lease, such amendment to be in form and substance satisfactory to the Agent and the Required Banks; and

         (e) receipt by the Agent of a waiver executed by Wachovia Bank, N.A. with respect to the Bridge Loan Agreement, in form and substance satisfactory to the Agent and the Required Banks.

         SECTION 8. Amendment Fee. On the date first set forth above, the Borrower shall pay to the Agent for the ratable account of each Bank an amendment fee equal to the product of such Bank's Commitment (irrespective of usage) as of such date multiplied by .25%.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their respective authorized officers as of the day and year first above written.

                                    BORROWER:

                                    CARMIKE CINEMAS, INC.


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:






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


                                    WACHOVIA BANK, N.A., as Agent and as a Bank


                                    By: /s/                     [SEAL]
                                       ------------------------
                                    Title:







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                                    FIRST UNION NATIONAL BANK


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:






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                                    SUNTRUST BANK, ATLANTA


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:

                                    and


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:







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
                                    THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:








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
                                    THE BANK OF NEW YORK


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:







               [Remainder of this page intentionally left blank]

                                    FIRST AMERICAN NATIONAL BANK


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:








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
                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                    ATLANTA AGENCY


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:








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

                                    THE SANWA BANK LIMITED


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:








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
                                    THE BANK OF TOKYO-MITSUBISHI, LTD.


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:








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
                                    COLUMBUS BANK AND TRUST COMPANY


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:








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
                                    HIBERNIA NATIONAL BANK


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:








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                                    THE SUMITOMO BANK, LIMITED


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:







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
Consented and agreed to by the following Guarantors as of the date first set forth above:

                                    WOODEN NICKEL PUB, INC.


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:

                                    EASTWYNN THEATERS, INC.


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:

                                    MILITARY SERVICES, INC.


                                    By: /s/                    [SEAL]
                                       ------------------------
                                    Title:

                                   SCHEDULE A

                                  SENIOR NOTES

1. Carmike Cinemas, Inc. 10.53% Senior Notes Due 2005, dated as of June 1, 1990, by and between Carmike Cinemas, Inc. and The Mutual Life Insurance Company of New York, AUSA Life Insurance Company, General Services Life Insurance Company, Life Investors Insurance Company of America, Monumental Life Insurance Company, Pacific Fidelity Life Insurance Company, National Old Line Insurance Company, IDS Life Insurance Company, IDS Life Insurance Company of New York, American Enterprise Life Insurance Company

2. Carmike Cinemas, Inc. 7.90% Senior Notes Due 2002, dated as of March 3, 1992 by and between Carmike Cinemas, Inc. and Teachers Insurance and Annuity Association of America

3. Carmike Cinemas, Inc. 7.52% Senior Notes Due 2003, dated as of April 15, 1993 by and between Carmike Cinemas, Inc. and Teachers Insurance and Annuity Association of America